Exhibit 10.16





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                            ACQUISITION AGREEMENT
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                         Dated as of October 31, 2003


                                    Among


                             MASECO DENMARK A/S


                                     And


                            MAXIMUM DYNAMICS, INC.






CONFIDENTIAL

The information contained herein is confidential and is intended only for the person or entity to which it is issued. This information may not be reproduced, distributed, or used for any other purpose without the express written consent of Maximum Dynamics, Inc. and must be returned upon demand.

                         ACQUISITION AGREEMENT
____________________________________________________________________________



     This ACQUISITION AGREEMENT ("Agreement") is entered into this 31st day of October, 2003 (the "Effective Date") by and between MAXIMUM DYNAMICS INC., a Colorado corporation (hereinafter referred to as "Buyer") and MASECO DENMARK A/S, a Danish company (hereinafter referred to as "Seller").

     WHEREAS, each of the Boards of Directors of the Buyer and Seller has approved this Agreement and the transactions contemplated hereby;

     WHEREAS, simultaneously with the execution of this Agreement, the Buyer and Seller are entering into a STOCK PURCHASE AGREEMENT (the "Stock Purchase Agreement"), pursuant to which the Buyer shall purchase eighty nine percent (89%) of the Seller; and

     WHEREAS, Buyer is purchasing eighty nine percent (89%) of the common stock of Maseco Denmark, which is owned by JC Holding ApS (the sole shareholder of Maseco Denmark); and

     WHEREAS, simultaneously with the execution of this Agreement, the Buyer and Seller are also entering into a strategic relationship in which, among other things, the Buyer and Seller will co-develop and co-promote technology solutions in Africa, the United States, Europe and Asia.

     NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:


                             ARTICLE 1
                             ---------

                            DEFINITIONS
                            -----------

     Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "CONTROL" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

     "BUSINESS DAY" means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "CLOSING" means the number of Shares that are validly tendered and not withdrawn at the time of acceptance for payment to the Seller. The number of shares is equal to or greater than the Maximum Number and is accepted by the Seller as payment on or before the expiration of the Offer.

     "CONFIDENTIALITY AGREEMENT" means the letter agreement, dated September 2003, between the Buyer and Seller.

     "COLORADO LAW" means the General Corporation Law of the State of
Colorado.


________________________________________________________________________
CONFIDENTIAL                                                 Page 2

                         ACQUISITION AGREEMENT
____________________________________________________________________________


     "INTELLECTUAL PROPERTY RIGHT" means any patent, patent right, trademark, trademark right, trade name, trade name right, service mark, service mark right, copyright and other proprietary intellectual property right.

     "ISSUED SHARES" means any additional issued shares as the case may be.

     "KNOWLEDGE" of the Buyer or Seller shall mean the knowledge, after reasonable inquiry, of Eric Majors, Joshua Wolcott, Paul
Stabnow, Franco Maccioni, Johannes Clausen, Klaus Roy-Poulsen, Kai Mortensen or Tage Michelsen.

     "MATERIAL ADVERSE EFFECT" means, (A) with respect to the Buyer, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations or prospects of the Buyer, except any such effect resulting from or arising in connection with
(i) this Agreement or the transactions contemplated hereby or the announcement hereof, (ii) changes, circumstances or conditions (including changes in applicable laws, rules and regulations) affecting the software industry in general, or (iii) changes in general economic conditions or financial markets, and (B) with respect to Seller, a material impairment of the ability of Seller to perform its obligations under or consummate the transactions contemplated by this Agreement.

     "1933 ACT" means the Securities Act of 1933.

     "1934 ACT" means the Securities Exchange Act of 1934.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "SEC" means the Securities and Exchange Commission.

     "Selling Shareholders" means any individuals, corporations, trusts or entities that own shares in the Seller that are selling shares to the Buyer under the terms of the Stock Purchase Agreement.

     "SHARE ISSUANCE" means any additional share issuance as the case may be.

     "SHARES" means the shares of common stock, $0.001 par value, of the Buyer.

     "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

     "TERMINATION DATE" means November 15, 2003; PROVIDED that if on or before November 15, 2003, Seller has not accepted for payment
Shares validly tendered and not withdrawn pursuant to the Offer.

     "THIRD PARTY CHANGE OF CONTROL OFFER" means a bona fide public offer or proposal by any Person (other than Buyer and its Affiliates) to acquire beneficial ownership of more than 89% of the outstanding Shares.

     Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

______________________________________________________________________
CONFIDENTIAL                                               Page 3

                         ACQUISITION AGREEMENT
____________________________________________________________________________




                               ARTICLE 2
                               ---------

                               THE OFFER
                               ---------

Section 2.01. The Offer. (a) As promptly as practicable after the date hereof, but in no event later than ten Business Days after the date hereof, Buyer shall commence an offer (the "OFFER") to purchase four hundred and fifty thousand (445,000) Shares (such number of Shares, the "MAXIMUM NUMBER") from JC Holdings ApS at a share price of thirty four Danish Krone and five Oere (34.05), which on the date of this Agreement is five dollars and thirty two cents (US$5.32). Buyer shall pay for the purchase of Shares with the issuance of six million (6,000,000) shares of its Common Stock (the "ACQUISITION"). The initial expiration date of the Offer shall be the twentieth Business Day following the commencement of the Offer (determined under Rule 14d-1(g)(3) promulgated under the 1934 Act). Seller shall extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable law. Buyer or Seller may extend the Offer from time to time until such conditions are satisfied or waived; PROVIDED that (i) each such extension of the Offer shall be for a period of not more than ten Business Days, and (ii) Buyer shall not, without the prior written consent of the Seller, extend the Offer beyond the Termination Date.

     (b) Upon completion of this transaction, Buyer shall own eighty nine percent (89%) of Maseco Denmark and the intellectual property of TagNet and related mobile logistics intellectual property contained therein. Buyer agrees to pay royalty payments to Seller for sales of TagNet and products using the mobile logistics intellectual property as set forth in Exhibit A - Schedule of Intellectual Property and Royalty Agreement.

     (c) The Parties agree that there shall be a buyout clause between the Buyer and JC Holdings ApS for the remaining eleven percent (11%) of JC Holdings ApS' holding of Maseco Denmark, which is set forth as follows:

          (i) If Maseco Denmark, or the entity through which the mobile logistics technology and solutions operations shall be run, achieves in the fourteen months following the date of this Agreement revenues of 50 million South African Rand with net profits of at least 10 million South African Rand, then JC Holdings shall sell to Buyer the remaining ten percent (10%) of its holdings in Maseco Denmark in exchange for 200,000 shares of Common Stock in Maximum Dynamics, Inc.;

         (ii) If Maseco Denmark, or the entity through which the mobile logistics technology and solutions operations shall be run, achieves in the fourteen months following the date of this Agreement revenues of 200 million South African Rand with net profits of at least 40 million South African Rand, then JC Holdings shall sell to Buyer the remaining ten percent (10%) of its holdings in Maseco Denmark in exchange for 1,000,000 shares of Common Stock in Maximum Dynamics, Inc.;

        (iii) If Maseco Systems Integrators, or the entity through which its current operations shall be run, achieves in the fourteen months following the date of this Agreement revenues of 15 million South African Rand with net profits of at least 1 million South African Rand, then JC Holdings shall receive 200,000 shares of Common Stock in Maximum Dynamics, Inc.;

         (iv) If Maseco Systems Integrators, or the entity through which its current operations shall be run, achieves in the fourteen months following the date of this Agreement revenues of 50 million South African Rand with net profits of at least 4 million South African Rand, then JC Holdings shall receive 1,000,000 shares of Common Stock in Maximum Dynamics, Inc.;

          (v) If any of the incentive clauses in Section 2.01(c) are met, the shares of Common Stock of Maximum Dynamics, Inc. that shall be issued will be subject to the Regulation S restrictions as set forth in Section 2.01(e).; and

______________________________________________________________________
CONFIDENTIAL                                                Page 4

                         ACQUISITION AGREEMENT
____________________________________________________________________________



         (vi) If none of the clauses as set forth in Section 2.01(c) are met, Maximum Dynamics, Inc. shall be entitled to buy the remaining ten percent (10%) of JC Holdings ApS' holding of Maseco Denmark for US$1.

     (d) As soon as practicable on the date of CLOSING, Buyer and Seller shall file with the SEC all required filings with respect to the Offer and resulting transaction. Buyer and Seller each agrees promptly to correct any information provided by it for use in the filings if and to the extent that such information shall have become false or misleading in any material respect. Buyer and Seller shall provide each other and respective counsels with any comments or other communications, whether written or oral, that may be received from time to time from the SEC or its staff with respect to the Acquisition promptly after receipt of such comments or other communications.

     (e) Each certificate for Shares issued to Seller as payment for the Acquisition shall bear a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR
     (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE SURVIVING CORPORATION'S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE SURVIVING CORPORATION AND IN THE CASE


_______________________________________________________________________
CONFIDENTIAL                                              Page 5

                         ACQUISITION AGREEMENT
____________________________________________________________________________


     OF THE FOREGOING CLAUSE (D), A CERTIFICATE OF TRANSFER (A FORM OF WHICH MAY BE OBTAINED FROM THE SURVIVING CORPORATION) COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE SURVIVING CORPORATION. HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY MAY NOT BE CONDUCTED BY THE HOLDER HEREOF UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     Section 2.02. Buyer Action. (a) The Buyer hereby approves of and consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has resolved to recommend the Offer. The Seller hereby approves of and consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has resolved to recommend acceptance of the Offer by the holders of Shares.

     Section 2.03. Buyer Disclosure Documents. The Buyer agrees that each document required to be filed by the Buyer with the SEC or required to be distributed or otherwise disseminated by the Buyer to the Buyer's stockholders in connection with the transactions contemplated by this Agreement (the "COMPANY DISCLOSURE DOCUMENTS"), and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the 1934 Act.

     Section 2.04. Seller Disclosure Documents. Seller agrees that the information that it furnishes to the Buyer in writing specifically for use in any Buyer Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at the time of the filing of such Buyer Disclosure Document or any supplement or amendment thereto, at the time of any distribution or dissemination thereof and at the time of the consummation of the Offer.

     Section 2.05. Antidilution Adjustments. The number and kind of securities purchased by the Buyer pursuant to this Agreement are subject to adjustment from time to time as provided in this section.
(a) In the event that the Seller shall at any time after this Agreement is consummated (i) declare and pay a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue, change, or alter any of its shares of capital stock in a reclassification or recapitalization (including any such reclassification in connection with a consolidation or merger in which the Seller is the continuing or surviving Person), in each such case, the number and kind of shares of capital stock issuable upon exercise of any of the above shall be proportionately adjusted so that the Buyer shall be entitled to receive the aggregate number and kind of shares of Common Stock so that Buyer maintains its eighty nine percent (89%) ownership of Seller. If an event occurs which would require an adjustment under this Section hereof, the adjustment provided in this shall be in addition to, and shall be made prior to, any adjustment required pursuant to this Section.

     Section 2.06. Appointments. Buyer shall nominate two individuals to serve on the Board of Directors and Maseco Denmark shall appoint three individuals to the Board of Directors of Maseco Denmark. Buyer shall also have the right to appoint additional members to the Board of Directors of Maseco Denmark, PROVIDED that Maseco Denmark maintains at least one more member that it has appointed to Maseco Denmark's Board of Directors than the total number of members appointed by Buyer. Buyer's appointed members to the Board of Directors of Maseco

______________________________________________________________________
CONFIDENTIAL                                               Page 6

                         ACQUISITION AGREEMENT
____________________________________________________________________________



Denmark shall serve in accordance with the Bylaws of Maseco Denmark and be held in accordance with the laws of Denmark. Maximum Dynamics shall also appoint Johannes Clausen to service as Vice President of Communications Technology as set forth in the respective Employment Agreement.

     Section 2.07. Unwind Provision. The Acquisition shall contain an "UNWIND PROVISION" whereby Seller or Buyer may take the necessary actions to cancel the acquisition and return each entity to its status and structure prior to the acquisition. Terms of the Unwind Provision are set forth as follows:

     (a) Maseco Denmark shall have the option to exercise the Unwind Provision should any of the following occur: (i) Buyer does not issue the 6,000,000 shares of its Common Stock as payment for the Shares;
(ii) Buyer has a change in its Board of Directors membership such that Eric Majors, Joshua Wolcott, and Paul Stabnow are removed or resign from Buyer's Board of Directors; (iii) Buyer fails to make payments on the royalties due to Seller as set forth in this Agreement; or (iv) within twelve months of the signing of this Agreement, a receiver or other liquidating officer is appointed for substantially all of the assets or business of Buyer, or if Buyer makes an assignment for the benefit of creditors, or Buyer becomes insolvent or bankrupt or enters into reorganization proceedings.

     (b) Buyer shall have the option to exercise the Unwind Provision should any of the following occur: (i) Seller does not transfer the Shares upon receipt of payment from Buyer; (ii) Seller fails to transfer ownership of the intellectual property for TagNet and related mobile logistics intellectual property to Maseco Denmark or Maximum Dynamics; or (iii) within twelve months of the signing of this Agreement, a receiver or other liquidating officer is appointed for substantially all of the assets or business of Maseco Denmark, or if Maseco Denmark makes an assignment for the benefit of creditors, or Maseco Denmark becomes insolvent or bankrupt or enters into reorganization proceedings.

     (c) Should any of the conditions as set for in Section 2.07(a) or 2.07(b) be met and the Buyer or Seller exercises the Unwind Provision and the parties do not otherwise agree to modification of terms or extension of time periods or resolve the matter, then upon receipt by written notice of Unwind from the party exercising the provision the following shall occur: (i) Buyer's appointments to the Board of Directors of Maseco Denmark and any appointed management shall all resign; (ii) the 6,000,000 shares of Buyer issued as Payment for the Shares shall be cancelled and returned to Buyer's treasury; (iii) the Shares shall be cancelled and reissued to Sellers; (iv) the agreement shall be deemed null and void.


                               ARTICLE 3
                               ---------

                REPRESENTATIONS AND WARRANTIES OF BUYER
                ---------------------------------------

     The Buyer represents and warrants to Seller as follows:

     Section 3.01. Corporate Existence And Power. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Buyer. The Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Buyer or materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement.

________________________________________________________________________
CONFIDENTIAL                                                Page 7

                         ACQUISITION AGREEMENT
____________________________________________________________________________


     Section 3.02. Corporate Authorization. The execution, delivery and performance by the Buyer of this Agreement and the Stock Purchase Agreement and the consummation by the Buyer of the transactions contemplated hereby and thereby are within the Buyer's corporate powers and have been duly authorized by all necessary corporate action on the part of the Buyer. The Buyer has duly executed and delivered each of this Agreement and the Stock Purchase Agreement, and each of this Agreement and the Stockholder Agreement constitutes a valid and binding agreement of the Buyer.

     Section 3.03. Governmental Authorization. The execution, delivery and performance by the Buyer of this Agreement and the Stock Purchase Agreement and the consummation by the Buyer of the transactions contemplated hereby and thereby require no action, consent, approval, authorization, permit or order by or in respect of, or filing, declaration or registration with, any governmental authority or agency in the United States or any state thereof, other than (i) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities or takeover laws, (ii) compliance with the rules and regulations of the National Association of Securities Dealers and the Nasdaq National Market, and (iii) any actions or filings the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Buyer or materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement.

     Section 3.04. Non-Contravention. The execution, delivery and performance by the Buyer of this Agreement and the Stock Purchase Agreement and the consummation by the Buyer of the transactions contemplated hereby and thereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Buyer, (ii) assuming compliance with the matters referred to in Section 3.03, contravene, conflict with, or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, or (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Buyer is entitled under any provision of any agreement or other instrument binding upon the Buyer or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Buyer except for such contraventions, conflicts and violations referred to in clause
(ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes or losses referred to in clause (iii) that would not have, individually or in the aggregate, a Material Adverse Effect on the Buyer or materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement.

     Section 3.05. Capitalization. (a) The authorized capital stock of the Buyer consists of 200,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, no par value per share. As of October 31, 2003, there were outstanding (i) 46,085,000 Shares, (ii) no shares of preferred stock, and (iii) no options or warrants issued or outstanding. All outstanding shares of capital stock of the Buyer have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) No outstanding shares of capital stock of the Buyer have been issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Colorado Law, the certificate of incorporation or by-laws of the Buyer or any contract to which the Buyer is bound, except for such violations which would not have, individually or in the aggregate, a Material Adverse Effect on the Buyer.

     Section 3.06. Sec Filings. (a) The Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by the Buyer with the SEC between February 25, 2002 and the date of this Agreement (the "COMPANY SEC DOCUMENTS"). As of its filing date,

______________________________________________________________________
CONFIDENTIAL                                               Page 8

                         ACQUISITION AGREEMENT
____________________________________________________________________________



each Buyer SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Document.

     (b) As of its filing date, each Buyer SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     Section 3.07. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Buyer included in the Buyer SEC Documents fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Buyer as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     Section 3.08. No Undisclosed Material Liabilities. The Buyer has no other liabilities or obligations of any nature required by GAAP to be set forth on a consolidated balance sheet of the Buyer or in the notes thereto, other than:

     (a) liabilities or obligations disclosed in the Buyer SEC
Documents;

     (b) liabilities and obligations incurred in the ordinary course of business since inception; and

     (c) liabilities or obligations that would not have, individually or in the aggregate, a Material Adverse Effect on the Buyer.

     Section 3.09. Compliance With Laws. The Buyer is in compliance with and, to the knowledge of the Buyer, have not been charged with or given written notice of any violation of, any applicable laws, except for failures to comply or violations that would not have, individually or in the aggregate, a Material Adverse Effect on the Buyer or materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement.

     Section 3.10. Litigation. There is no action, suit or proceeding pending against or, to the knowledge of the Buyer, threatened against or affecting, the Buyer that would have, individually or in the aggregate, a Material Adverse Effect on the Buyer, nor is there any judgment outstanding against the Buyer or any Subsidiary of the Buyer that would have a Material Adverse Effect on the Buyer or materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement.

     Section 3.11. Absence Of Certain Changes. Except as disclosed in the Buyer SEC Documents, from February 25, 2002 to the date of this Agreement, the business of the Buyer has been conducted in the ordinary course and during such period there has not been any event, effect or development that has had, individually or in the aggregate, a Material Adverse Effect on the Buyer or would materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement.

     Section 3.12. Intellectual Property. Except as disclosed in the Buyer SEC Documents, no claims are pending or, to the knowledge of the Buyer, threatened that the Buyer is infringing or otherwise adversely affecting the rights of any Person with respect to any Intellectual Property Right, except for such claims that would not have, individually or in the aggregate, a Material Adverse Effect on the

______________________________________________________________________
CONFIDENTIAL                                               Page 9

                         ACQUISITION AGREEMENT
____________________________________________________________________________



Buyer or would not materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement.

     Section 3.13. Issued Shares. When issued to Seller pursuant to the terms of this Agreement, the Issued Shares will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of encumbrances or liens of any kind, other than restrictions imposed by applicable securities laws and the Stock Purchase Agreement.


                              ARTICLE 4
                              ---------

             REPRESENTATIONS AND WARRANTIES OF SELLER
             ----------------------------------------

     The Seller represents and warrants to Buyer as follows:

     Section 4.01. Corporate Existence And Power. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Denmark and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Seller. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Seller or materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement.

     Section 4.02. Corporate Authorization. The execution, delivery and performance by the Seller of this Agreement and the Stock Purchase Agreement and the consummation by the Seller of the transactions contemplated hereby and thereby are within the Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of the Seller. The Seller has duly executed and delivered each of this Agreement and the Stock Purchase Agreement, and each of this Agreement and the Stockholder Agreement constitutes a valid and binding agreement of the Seller.

     Section 4.03. Governmental Authorization. The execution, delivery and performance by the Seller of this Agreement and the Stock Purchase Agreement and the consummation by the Seller of the transactions contemplated hereby and thereby require no action, consent, approval, authorization, permit or order by or in respect of, or filing, declaration or registration with, any governmental authority or agency in the United States or Denmark or any country thereof, other than (i) compliance with any applicable securities requirements in Denmark, and
(ii) any actions or filings the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Seller or materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement.

     Section 4.04. Non-Contravention. The execution, delivery and performance by the Seller of this Agreement and the Stock Purchase Agreement and the consummation by the Seller of the transactions contemplated hereby and thereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Seller, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with, or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, or (iii) require any consent or

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                         ACQUISITION AGREEMENT
____________________________________________________________________________



other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Seller is entitled under any provision of any agreement or other instrument binding upon the Seller or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Seller except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes or losses referred to in clause (iii) that would not have, individually or in the aggregate, a Material Adverse Effect on the Seller or materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement.

     Section 4.05. Capitalization. (a) The authorized capital stock of the Seller consists of 500,000 shares of common stock, no par value. As of October 31, 2003, there were outstanding (i) 500,000 Shares, and
(ii) no options or warrants issued or outstanding. All outstanding shares of capital stock of the Seller have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) No outstanding shares of capital stock of the Seller have been issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the laws of Denmark, the certificate of incorporation or by-laws of the Seller or any contract to which the Seller is bound, except for such violations which would not have, individually or in the aggregate, a Material Adverse Effect on the Seller.

     Section 4.06. Financial Statements. The audited financial statements and unaudited consolidated interim financial statements of the Seller fairly present the consolidated financial position of the Seller as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     Section 4.07. No Undisclosed Material Liabilities. The Seller has no other liabilities or obligations of any nature, other than:

     (a) liabilities or obligations disclosed in the materials submitted to Buyer;

     (b) liabilities and obligations incurred in the ordinary course of business since inception; and

     (c) liabilities or obligations that would not have, individually or in the aggregate, a Material Adverse Effect on the Seller.

     Section 4.08. Compliance With Laws. The Seller is in compliance with and, to the knowledge of the Seller, has not been charged with or given written notice of any violation of, any applicable laws, except for failures to comply or violations that would not have, individually or in the aggregate, a Material Adverse Effect on the Seller or materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement.

     Section 4.09. Litigation. There is no action, suit or proceeding pending against or, to the knowledge of the Seller, threatened against or affecting, the Seller that would have, individually or in the aggregate, a Material Adverse Effect on the Seller, nor is there any judgment outstanding against the Seller or any Subsidiary of the Seller that would have a Material Adverse Effect on the Seller or materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement.

     Section 4.10. Absence Of Certain Changes. The business of the Seller has been conducted in the ordinary course since inception and there has not been any event, effect or development that has had,

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                         ACQUISITION AGREEMENT
____________________________________________________________________________


individually or in the aggregate, a Material Adverse Effect on the Seller or would materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement.

     Section 4.11. Intellectual Property. No claims are pending or, to the knowledge of the Seller, threatened that the Seller is infringing or otherwise adversely affecting the rights of any Person with respect to any Intellectual Property Right, except for such claims that would not have, individually or in the aggregate, a Material Adverse Effect on the Seller or would not materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement.

     Section 4.12. No Ownership Of Shares. Seller nor any of its
Affiliates directly or indirectly beneficially owns any Shares of Buyer.


                                 ARTICLE 5
                                 ---------

                          COVENANTS OF THE SELLER
                          ------------------------

     The Seller agrees that:

     Section 5.01. Conduct Of The Seller. From the date hereof until the Closing, the Seller will not take any Prohibited Action (as defined in the Stock Purchase Agreement) without the consent of Buyer.

     Section 5.02. No Solicitation. The Seller shall not, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of the Seller to, directly or indirectly, solicit, initiate or encourage the submission of, any Third-Party Change of Control Offer.


                               ARTICLE 6
                               ---------

                         COVENANTS OF THE BUYER
                         ----------------------

     The Buyer agrees that:

     Section 6.01. Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, the Buyer will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement including, without limitation, using its reasonable best efforts to cause the conditions to the Offer to be satisfied as soon as reasonably possible and, subject to the terms and conditions of this Agreement, consummating the Offer as soon as possible after such conditions are satisfied or waived.

     Section 6.02. Certain Filings. The Buyer shall cooperate with in connection with the preparation of the Company Disclosure Documents and any filings required by the SEC or other regulating bodies, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (iii) in taking such actions or making any such filings,

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                         ACQUISITION AGREEMENT
____________________________________________________________________________



furnishing information required in connection therewith or with the Company Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

     Section 6.03. Public Announcements. The Buyer will issue a press release promptly after the execution of this Agreement. The Buyer will consult with Seller before issuing any press release or making any public statement with respect to this Agreement, the Stock Purchase Agreement or the transactions contemplated hereby or thereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or automated quotation system, will not issue any such press release or make any such public statement prior to such consultation.

     Section 6.04. Notices Of Certain Events. Each of the parties shall promptly notify the other party of:

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the Stock
Purchase Agreement; and

     (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement or the Stock Purchase Agreement;


                                ARTICLE 7
                                ---------

                               TERMINATION

      Section 7.01. Termination. This Agreement may be terminated at any time:

     (a) by mutual written agreement of the Buyer and Seller;

     (b) by either the Buyer or Sellers, if the Offer has not been consummated on or before the Termination Date; PROVIDED that the right to extend the Offer has not been so consummated by either party pursuant to Section 2.01(a);

     (c) by the Sellers, if Buyer shall have failed to commence the Offer in the time required by this Agreement;

     (d) by Buyer, if (i) any of the representations or warranties of either Seller contained in this Agreement or the Commercial Arrangements, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall fail to be true and correct as of the date made (or if expressly made as of an earlier date, as of such date), other than for such failures to be true and correct that would not have, individually or in the aggregate, a Material Adverse Effect on either Seller, (ii) the representations and warranties of either Seller set forth herein shall fail to be true and correct in all material respects as of the date made, (iii) either Seller shall have breached or failed to perform in any material respect any of its obligations under the Acquisition Agreement required to be performed on or prior to such time, or (iv) either Seller shall have taken a Prohibited Action without the consent of Buyer after the date of this Agreement; PROVIDED that such breach of representation or warranty or breach or failure to perform such obligation cannot be or has not been cured within 30 days after the giving of written notice to the Sellers of such breach or failure to perform;

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                         ACQUISITION AGREEMENT
____________________________________________________________________________


     (e) by either the Buyer or Sellers, if the party desiring to terminate this Agreement pursuant to this Section 7.01 (other than pursuant to Section 7.01(a)) shall give notice of such termination to the other party.

     (f) by either the Buyer or Sellers pursuant to the Unwind
Provision as set forth in Section 2.07(a) or 2.07(b).

      Section 7.02. Effect Of Termination. If this Agreement is terminated pursuant to Section 7.01, this Agreement shall become void and of no effect with no liability on the part of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto, PROVIDED that such termination shall not relieve a party hereto from any liability for damages incurred or suffered by the other party as a result of the failure of such party's representations and warranties hereunder to be true or the failure of such party to perform any covenant hereunder. The provisions of Sections 7.02, 8.04, 8.06, 8.07 and 8.08 shall survive any termination hereof pursuant to Section 7.01.


                               ARTICLE 8
                               ---------

                             MISCELLANEOUS


     Section 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to the Buyer, to:

          Maximum Dynamics, Inc.
          2 N. Cascade Avenue, Ste 1100
          Colorado Springs, CO  80903
          Attention: Joshua Wolcott
                     Chief Financial Officer
          Fax:  (303) 744-7296

     if to Seller, to:

          Maseco Denmark A/S
          Herstedvestorstrade 56
          DK - 2620 ACGertsFund
          Attention: Johannes Clausen
          Title: President
          Fax: __________________

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     Section 8.02. Survival. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Closing, except for the agreements set forth in Section 2.01(a)(i), Section 2.01(a)(ii) and Sections 8.04, 8.05, 8.06, 8.07 and 8.08.


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                         ACQUISITION AGREEMENT
____________________________________________________________________________




     Section 8.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Closing if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 8.04. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     Section 8.05. Successors And Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

     Section 8.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to the conflicts of laws rules of such state.

     Section 8.07. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Colorado or, to the extent no such federal court has jurisdiction over such action, suit or proceeding, any Colorado state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.01 shall be deemed effective service of process on such party.

     Section 8.08. Waiver Of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this agreement or the transactions contemplated hereby.

     Section 8.09. Counterparts; Effectiveness; Benefit. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     Section 8.10. Entire Agreement. This Agreement, the Confidentiality Agreement, the Commercial Arrangements and the Stock Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to this Agreement.

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                         ACQUISITION AGREEMENT
____________________________________________________________________________




     Section 8.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     Section 8.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally considered to the fullest extent possible.

     Section 8.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Colorado or, to the extent no such federal court has jurisdiction over such proceeding, any Colorado state court, in addition to any other remedy to which they are entitled at law or in equity.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


MAXIMUM DYNAMICS, INC.                      MASECO DENMARK A/S
----------------------                      ------------------
By:                                         By:
   ----------------------                     ------------------
Name:  Eric R. Majors                       Name:  Johannes Clausen
Title: Chairman of the Board                Title: Chairman of the Board

                                            JC Holdings ApS
                                            ---------------

By:                                         By:
   -----------------------                  ----------------
Name:  Joshua Wolcott                       Name:  Johannes Clausen
Title: Secretary                            Title: Director

____________________________________________________________________________
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


                         ACQUISITION AGREEMENT
____________________________________________________________________________


                               EXHIBIT A
         SCHEDULE OF INTELLECTUAL PROPERTY AND ROYALTY AGREEMENT


As part of this Acquisition Agreement, the Parties hereby agree that the Intellectual property of Maseco Denmark shall be owned 89% by Maximum Dynamics upon closing of the transaction. The intellectual property to be transferred in title, rights and ownership shall be:

     1.  TagNet
     2. All related mobile logistics intellectual property to include product designs, source code, trademarks, trade names, patents and any other form of intellectual property rights.


	Section A1.1. Royalty Provision. The Parties hereby agree to the following Royalty Provision. Buyer or any of Buyer's subsidiaries or agents, or Maseco Denmark after completion of this transaction, agrees to pay JC Holdings ApS a total payment ("Royalty") equal to twelve and a half percent (12.5%) of each sale of: (i) TagNet; (ii) related mobile logistics device; and/or (iii) mobile logistics related service. JC Holdings ApS shall be responsible for the disbursement of the Royalty to any and all parties entitled to such payment and shall indemnify Maximum Dynamics, Inc. from any misappropriation of funds by JC Holdings ApS.

	Should the above listed Selling Shareholders transfer their rights in part or in full to another individual or entity, the royalty percentage shall not be amended. The total royalty payments to be disbursed shall not exceed more than twelve and a half percent (12.5%) of the amount of the sale. The Royalty Provision shall continue for as long as Maximum Dynamics holds an eighty nine percent (89%) or greater ownership of Maseco Denmark and the rights to the Intellectual Property set forth above.

_______________________________________________________________________

CONFIDENTIAL                                                Page 17